OPKO Health to Report Second Quarter 2019 Financial Results on August 7, 2019

MIAMI (August 1, 2019) – OPKO Health, Inc. (NASDAQ: OPK) plans to report its operating and financial results for the three months ended June 30, 2019, as well as provide guidance on expected revenues and operating expenses for the third quarter 2019, after the close of the U.S. financial markets on Wednesday, August 7, 2019.

OPKO’s senior management will provide a business update and discuss its financial results in a live conference call and audio webcast beginning at 4:30 p.m. Eastern time on Wednesday, August 7, 2019.

CONFERENCE CALL & WEBCAST INFORMATION

OPKO’s senior management will provide a business update and discuss results in greater detail in a conference call and live audio webcast at 4:30 p.m. Eastern time on Wednesday, August 7, 2019. The conference call dial-in and webcast information is as follows:

DOMESTIC DIAL-IN:        866-634-2258
INTERNATIONAL DIAL-IN:    330-863-3454
PASSCODE:            7984069
WEBCAST:            OPKO 2019 Results Conference Call

For those unable to participate in the live conference call or webcast, a replay will be available beginning approximately two hours after the close of the conference call. To access the replay, dial 855-859-2056 or 404-537-3406. The replay passcode is 7984069. The replay can be accessed for a period of time on OPKO’s website at OPKO 2019 Results Conference Call.

About OPKO Health, Inc.
OPKO Health is a diversified healthcare company. In diagnostics, its BioReference Laboratories is the nation's third largest clinical laboratory; GeneDx is a rapidly growing genetic testing business; the 4Kscore® prostate cancer test is used to confirm an elevated PSA to help decide about next steps such as prostate biopsy; Claros® 1 is a point-of-care diagnostics platform with a total PSA test approved by the FDA and testosterone as the most advanced test in development.  In our pharmaceutical pipeline, RAYALDEE is our first pharmaceutical product to be marketed.  OPK88003, a once-weekly oxyntomodulin for type 2 diabetes and obesity recently reported positive data from a Phase 2 clinical trial.  It’s among a new class of GLP-1/glucagon receptor dual agonists.  OPK88004, a SARM (selective androgen receptor modulator) is currently being studied for various potential indications.  The Company’s most advanced product utilizing its CTP technology, a once-weekly human growth hormone for injection, is in Phase 3 trials, and is partnered with Pfizer.  OPKO also has research, development, production and distribution facilities abroad.  More information is available at www.opko.com.

CONTACTS:

Investors
LHA Investor Relations
Miriam Weber Miller, 212-838-3777
MMiller@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com
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